Exhibit 99.1

For Immediate Release

Vivos Therapeutics Reports Second and Third Quarter 2022
Financial Results and Provides Operational Update

Second and Third Quarter 10-Q Filings Bring Vivos Current
on SEC Filings for Nasdaq Stock Market Purposes

Management to Host Conference Call Today at 5:00 pm ET

LITTLETON, Colo., December 20, 2022 – Vivos Therapeutics, Inc. (“Vivos” or the “Company’’) (NASDAQ: VVOS), a medical technology company focused on developing innovative treatments for patients suffering from dentofacial abnormalities and/or mild to moderate obstructive sleep apnea (OSA) and snoring in adults, today reported financial results and operating highlights for the second and third quarters of 2022.

As previously disclosed, the delay in filing Vivos’ Form 10-Qs for the second and third quarters of 2022 was the result of management’s review and analysis regarding the technical application of ASC Topic 606, Revenue From Contracts with Customers (“ASC 606”) to the classification and recognition of aspects of Vivos’ revenue. That review and analysis has been completed, and the net effect on the Company’s results of operations was relatively minimal.

With the filing of the Company’s Form 10-Qs for the June and September 2022 quarters, the Company is now current in its periodic reporting requirements for purposes of compliance with applicable Nasdaq Stock Market rules.

It is important to note there have been no restatements of the June and September 2021 quarter results as a result of the Company’s conclusions. Due to this, the Company is unable to make direct results comparisons between the second and third quarters of 2021 and the second and third quarters of 2022, because of the changes in application of the Company’s revenue recognition policies between these periods. This inability will not continue in 2023, as direct comparisons between 2023 and 2022 will be possible through consistent application of the Company’s new revenue recognition policies during the applicable periods.

Second Quarter 2022 Financial Highlights

●	Revenue was $4.2 million for the second quarter of 2022 and $7.8 million for the six months ended June 30, 2022, compared to $4.5 million and $7.9 million for the three and six months ended June 30, 2021, respectively, which in part reflects a deferral of a portion of revenue into future periods under Vivos’ new revenue recognition policies;

●	Second quarter appliance revenue increased 28% as Vivos sold 3,321 total oral appliance arches, compared to 3,082 for the second quarter of 2021;

●	Gross profit was $2.6 million for the second quarter of 2022 and $5.1 million for the six months ended June 30, 2022, compared to gross profit of $3.6 million and $6.3 million for the comparable periods in 2021, respectively, attributable to higher costs associated with increased sales volume of our appliances and VIP enrollments;

●	Gross margin was 62% for the second quarter of 2022 and 66% for the six months ended June 30, 2022, compared to 81% and 79% for the comparable periods in 2021, respectively, reflecting higher costs associated with appliances and VIP enrollments;

Third Quarter 2022 Financial Highlights

●	Revenue was $4.2 million for the third quarter of 2022 and $12.1 million for the nine months ended September 30, 2022, compared to $4.5 million and $12.5 million for the three and nine months ended September 30, 2021, respectively, which similarly in part reflects a deferral of a portion of revenue into future periods under Vivos’ new revenue recognition policies;

●	Third quarter appliance revenue increased 20% as Vivos sold 3,057 total oral appliance arches, compared to 2,996 for the third quarter of 2021;

●	Gross profit was $2.5 million for the third quarter of 2022 and $7.6 million for the nine months ended September 30, 2022, compared to gross profit of $3.2 million and $9.5 million for the comparable periods in 2021, respectively, attributable to higher costs associated with increased sales volume of our appliances and VIP enrollments;

●	Gross margin was 59% for the third quarter of 2022 and 63% for the nine months ended September 30, 2022, compared to 70% and 76% for the comparable periods in 2021, respectively, reflecting higher costs associated with appliances and VIP enrollments; and

●	Cash and cash equivalents were $6.7 million at September 30, 2022.

Operating Highlights

●	Operational highlights during the nine-month period ended September 30, 2022 and subsequent to third quarter end included:

○	As of the end of the third quarter of 2022, patients treated with The Vivos Method totaled over 31,000, compared to over 22,000 as of the third quarter of 2021. Vivos has also trained over 1,650 dentists in the use of The Vivos Method and Vivos’ related value-added services, compared to over 1,350 as of the third quarter of 2021.

○	In May 2022, Vivos opened a third Pneusomnia Sleep Center, representing joint medical/dental ownership and collaboration featuring Vivos products and technology in the greater Los Angeles area. The new facility joins existing Pneusomnia Centers in Del Mar and Modesto, Calif.

○	In June 2022, Vivos presented positive results from a retrospective study with Vivos patients at SLEEP 2022, the annual meeting of the Associated Professional Sleep Societies, a joint venture of the American Academy of Sleep Medicine and Sleep Research Society. On June 6, 2022, Dr. Seth Heckman, Vivos Medical Advisor, led a presentation, titled, “Non-Surgical Maxillary Expansion Using A Novel Oral Appliance System.”

○	Also in June, Vivos entered into an exclusive distribution agreement with GM Instruments, Ltd. for the distribution of GM Instruments’ NR6 Rhinomanometer, the only FDA approved 4-phase Rhinomanometer available in the U.S. used to calculate nasal airway resistance by measuring nasal flow and the pressure producing that flow.

○	In July, Vivos announced it received multiple Class I clearances by the Therapeutic Goods Administration (TGA) for multiple indications to include the treatment of snoring and obstructive sleep apnea (mild, moderate and severe) for both adults and children for its series of oral appliances. Equivalent to the Food and Drug Administration (FDA) in the U.S., the TGA regulates the manufacturing and distribution of therapeutic goods in Australia.

○	In September, Vivos was designated as a Great Place to Work Certified™ company. The certification was based on the results of a confidential employee survey in which 89% of Vivos employees said it’s a great place to work, significantly higher than 57% for the average U.S. company Great Place to Work® is the global authority on workplace culture, employee experience, and the leadership behaviors proven to deliver market-leading revenue, employee retention and increased innovation.

○	In December, Vivos announced a strategic relationship with Nexus Dental Systems, which combines Vivos’ proprietary out-of-network Billing Intelligence Service with the Nexus’ in-network medical billing platform to create what is expected to be one of the most comprehensive medical billing services in the dental industry. This collaboration is expected to provide both companies’ provider networks with greater access to both in or out-of-network billing with all major medical insurance companies, facilitating case acceptances, insurance billing procedures and reimbursement.

Kirk Huntsman, Vivos’ Chairman and Chief Executive Officer, stated, “We are pleased to finally report our second and third quarter results and to have the revenue recognition review process behind us. We are even more pleased that the net effect of this review is relatively minimal.

“While we continued to face some headwinds in 2022, we believe we have reacted prudently. We can now report that through a series of cost reduction initiatives, operational streamlining, and new revenue opportunities, we are moving towards our goal of achieving positive cash flow operations in the next 12 to 18 months.

“Importantly, we recently implemented new marketing and direct to consumer programs to generate new patient leads and then help connect these patients to our growing network of VIPs trained in The Vivos Method. Our new collaboration with Nexus Dental is also expected to help us grow revenue by providing Vivos-trained dentists immediate access to some of the highest in-network reimbursement rates in the industry, allowing higher case acceptance for our VIPs. By continuing to further capture market share while driving operational leverage, we are positioning Vivos for long-term revenue growth and profitability,” Mr. Huntsman concluded.

Vivos encourages investors and other interested parties to join its conference call today at 5:00 p.m. Eastern time (details below), where management will discuss further details on important topics including: (i) Vivos’ current cash position and actions taken to reduce cash burn (ii) the launch of a full product line to treat sleep and breathing disorders, (iii) additional programs for dentists to enroll with Vivos, (iv) the potential significant impact of Vivos’ Dental Service Organization (DSO) sales and marketing campaign efforts on near-term growth; (iii) recent and anticipated additions to senior management; (iv) recent Vivos clinical research data and its implications and (v) and update on Vivos’ marketing strategy and recent successes.

In addition, further information on Vivos’ financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Vivos’ financial performance are provided in the Vivos’ Quarterly Reports on Forms 10-Q for the six months ended June 30, 2022 and nine months ended September 30, 2022, which will be filed with the Securities and Exchange Commission (“SEC”). The full 10-Q reports will be available on the SEC Filings section of the Investor Relations section of Vivos’ website at https://vivos.com/investor-relations.

Conference Call

To access Vivos’ investor conference call, please dial (877) 451-6152, or for international callers, (201) 389-0879. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13734946. The replay will be available until January 20, 2023.

A live webcast of the conference call can be accessed on Vivos’ website at https://vivos.com/investor-relations. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults. The Vivos Method represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical and cost-effective solution. It has proven effective in over 31,000 patients treated worldwide by more than 1,650 trained dentists.

The Vivos Method includes the Vivos Complete Airway Repositioning and/or Expansion (CARE) appliance therapy and associated protocols that alter the size, shape and position of the tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes SleepImage diagnostic technology under its VivoScore program for home sleep testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using The Vivos Method.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, the conference call referred to herein, and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “aim,” “expect,” “may,” “could,” “should”, “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “anticipates,” “hopeful,” “estimate” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties relating to the application of ASC 606 to the Company’s business and other risk factors relating to the Company and its business described in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Vivos Investor Relations Contact:

Julie Gannon

Investor Relations Officer

720-442-8113

jgannon@vivoslife.com

Vivos Media Relations Contact:

Amy Cook

Public Relations Officer

949-813-0182

acook@vivoslife.com

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VIVOS THERAPEUTICS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In Thousands, Except Per Share Amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$6,719	$24,030
Accounts receivable, net of allowance of $449 and $593, respectively	866	1,203
Tenant improvement allowance receivable	-	516
Prepaid expenses and other current assets	2,116	1,575

Total current assets	9,701	27,324

Long-term assets
Goodwill	2,843	2,843
Property and equipment, net	3,044	2,825
Operating lease right-of-use asset	2,128	-
Intangible assets, net	312	341
Deposits and other	372	356

Total assets	$18,400	$33,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$644	$920
Accrued expenses	2,179	2,853
Current portion of contract liability	2,130	2,399
Current portion of long-term debt	-	1,265
Current portion of operating lease liability	446	72
Other current liabilities	294	-

Total current liabilities	5,693	7,509

Long-term liabilities
Contract liability, net of current portion	451	-
Operating lease liability, net of current portion	2,401	641

Total liabilities	8,545	8,150

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.0001 par value per share. Authorized 50,000,000 shares; no shares issued and outstanding	-	-
Common Stock, $0.0001 par value per share. Authorized 200,000,000 shares; issued and outstanding 23,012,119 shares as of September 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	83,233	81,160
Accumulated deficit	(73,380)	(55,623)
Total stockholders’ equity	9,855	25,539
Total liabilities and stockholders’ equity	$18,400	$33,689

The accompanying notes are an integral part of these unaudited consolidated financial statements.

VIVOS THERAPEUTICS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Product revenue	$2,015	$1,718	$6,357	$4,842
Service revenue	2,232	2,828	5,717	7,649
Total revenue	4,246	4,546	12,074	12,491

Cost of sales (exclusive of depreciation and amortization shown separately below)	1,750	1,363	4,439	2,994

Gross profit	2,496	3,183	7,635	9,497

Operating expenses
General and administrative	6,622	6,517	22,118	17,669
Sales and marketing	1,106	1,976	3,985	4,234
Depreciation and amortization	175	193	500	565

Total operating expenses	7,903	8,686	26,603	22,468

Operating loss	(5,407)	(5,503)	(18,968)	(12,971)

Non-operating income (expense)
Other expense	(36)	(9)	(152)	(10)
PPP loan forgiveness	-	-	1,287	-
Other income	9	59	77	86

Loss before income taxes	(5,434)	(5,453)	(17,756)	(12,895)
Income tax expense	-	-	-	-

Net loss	$(5,434)	$(5,453)	$(17,756)	$(12,895)

Net loss attributable to common stockholders	$(5,434)	$(5,453)	$(17,756)	$(12,895)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.26)	$(0.26)	$(0.84)	$(0.62)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	21,233,485	20,826,499	21,233,485	20,634,092